Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002 (18 U.S.C. Section 1350)

     The undersigned executive officer of Bar Harbor Bankshares (the “Registrant”) hereby certifies that the Registrant’s Form 10-K for the period ended December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934 (the “Exchange Act”) and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is provided pursuant to 18 U.S.C. Section 1350 and Item 601(b)(32) of Regulation S-K (“Item 601(b)(32)”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. In accordance with clause (ii) of Item 601(b)(32), this certification (a) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that section, and (b) shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.

Date: March 15, 2012

/s/ Joseph M. Murphy

Name:  Joseph M. Murphy

Title:    President and Chief Executive Officer

Note: A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Bar Harbor Bankshares and will be retained by Bar Harbor Bankshares and furnished to the Securities and Exchange Commission or its staff upon request.